EXHIBIT 99.1

 NEWS BULLETIN
                                         COMMERCIAL ASSETS, INC.
 FOR IMMEDIATE RELEASE                      3410 South Galena Street
 Wednesday, April 21, 1999                  Denver, Colorado  80231
 ____________________________________________________________________________


                  COMMERCIAL ASSETS, INC. ANNOUNCES OPEN MARKET
               PURCHASE PLAN FOR ASSET INVESTORS CORPORATION STOCK

 DENVER, CO, April 21, 1999 (AMEX: CAX)

 Commercial Assets, Inc. (AMEX: CAX) today announced that it will purchase up to 1,000,000 shares of the common stock of Asset Investors Corporation in open market and privately negotiated transactions. CAX said that the timing and extent of any purchases would depend upon market conditions and other factors. The shares will be purchased with available working capital.

 CAX is a Denver-based real estate investment trust (REIT) that has begun to acquire interests in manufactured home communities. Since August 1998, CAX has invested approximately $31 million in seven communities in Arizona, Florida and California involving approximately 930 developed homesites, 50 sites ready for homes and 1,180 sites available for development.

 Asset Investors Corporation is a Denver-based real estate investment trust
 (REIT) that holds interests in 24 manufactured housing communities, owns 27% of CAX and manages CAX.


 Contact:  Bruce E. Moore, President (610) 388-9615
           David M. Becker, Chief Financial Officer (303) 614-9422



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